UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2012

China Integrated Energy, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34390	65-0854589
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10F, Western International Square 2 Gaoxin Road Xi'an, Shaanxi Province, China
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 86-29 8268 3920

Dongxin Century Square, 7th Floor

Hi-Tech Development District

Xi’an, Shaanxi Province, PRC

710043

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On September 18, 2012, Mr. Jeff Chan tendered a letter of resignation from his position as Chief Financial Officer of the Company, which will be effective as of September 30, 2012. Mr. Chan cites relocation and personal reasons for his decision to resign. Mr. Chan has stated that he has no disagreements with Company management and is not aware of any issues relating to the Company’s financial statements.

Ms. Gaihong Li (Lisa), age 35, will succeed Mr. Chan as Chief Financial Officer. Ms. Gaihong Li (Lisa) is currently Executive Vice President, Financial Controller and Director of the Company. Ms. Li has served as the Company’s Executive Vice President since June 2009, as Financial Controller since May 2009, and as a Director on the Company’s Board of Directors since December 2007. Ms. Li served as Chief Financial Officer of Xi’an Baorun Industrial (China Integrated Energy’s affiliated entity) from September 2005 until May 2009. Before joining Xi’an Baorun Industrial, Ms. Li served as Chief Financial Officer of the Xi’an Dongfang Oil Group Co., Ltd., a company engaged in oil production, from August 2000 to September 2005. Ms. Li obtained a B.S. degree in Accounting from Xi’an Northwest University in 1997 and an E.M.B.A. from Xi’an Jiaotong University in 2009. Ms. Li has extensive experience in financial management and leadership positions in the petroleum and petroleum distribution industry.

The Company has agreed to pay Ms. Li a base monthly salary in an amount of $10,000 and the Company, through its affiliated entity, Xi’an Baorun Industrial, will also pay premiums for Ms. Li for pension, unemployment, medical insurance and other social insurance coverage in accordance with relevant PRC laws and regulations. Xi’an Baorun Industrial will have the right to adjust Ms. Li’s salary and welfare benefits appropriately based on her capability, experience, attitude, performance, achievement, working-age and position as well as its salary and position adjustment policies and business conditions. Either party will have a right to terminate the agreement, subject to the terms and conditions therein. As an officer, Ms. Li has executed a confidentiality and non-competition agreement. In the event of a major change in the objective situation, which includes the merger of Xi’an Baorun Industrial into another business entity, or the sale, or transfer by Xi’an Baorun Industrial of a substantial portion of its assets to others, Xi’an Baorun Industrial will be able to terminate the agreement by giving a 30-day notice or giving one month’s salary in lieu of a notice, if the parties cannot agree to a modification of terms of the agreement. The terms disclosed above have been agreed by the Company and Ms. Li. When a new employment agreement has been executed, the Company will file a copy of the employment agreement on an amendment to this Current Report on Form 8-K.

There is no family relationship between Ms. Li and any other director or executive officer of the Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 24, 2012	China Integrated Energy, Inc.

	By:	/s/ Xincheng Gao
Name: Xincheng Gao
Title: Chief Executive Officer and President

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